Exhibit 107

Calculation of Filing Fee Tables

Form S-4
(Form Type)

Aja HoldCo, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	Rule 457(f)(1) and 457(c)	6,906,516(2)	$11.335(3)	$78,285,358.86	0.00014760	$11,554.92(4)
	Equity	Common Stock	Rule 457(f)(2)	2,400,000(5)	$0.00033(6)	$800.00	0.00014760	$0.12(4)
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					$78,286,158.86		$11,556
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$11,556

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued resulting from stock splits, stock dividends, anti-dilution provisions or similar transactions.

(2)
Represents the number of shares of common stock of Aja HoldCo, Inc., par value $0.0001 per share (the “New Adagio Common Stock”), issuable upon completion of the Business Combination (as defined in the proxy statement/prospectus), as described in more details in the proxy statement/prospectus, and includes: (i) up to 3,300,016 shares of New Adagio Common Stock to be issued to public holders of currently issued and outstanding Class A ordinary shares of ARYA Sciences Acquisition Corp IV (“ARYA”), par value $0.0001 per share (the “Class A ordinary shares”), which were initially issued pursuant to the Registration Statement on Form S-l (File No. 333-252960) and offered by ARYA in its initial public offering, (ii) up to 2,737,500 shares of New Adagio Common Stock to be issued to holders of Class B ordinary shares of ARYA, par value $0.0001 per share, (iii) 499,000 shares of New Adagio Common Stock to be issued to ARYA Sciences Holdings IV (the “Sponsor”) with respect to the Private Placement Shares (as defined in the proxy statement/prospectus), and (iv) up to 370,000 shares of New Adagio Common Stock to be issued to the Sponsor with respect to the ARYA Convertible Promissory Notes (as defined in the proxy statement/prospectus), assuming the maximum principal amount under such convertible notes is converted into shares of New Adagio Common Stock at a conversion price of $10.00 per share in connection with the Business Combination.

(3)
Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares on the Nasdaq Stock Market on April 15, 2024 ($11.335 per share). This calculation is in accordance with Rule 457(f)(1) and Rule 457(c) of the Securities Act.

(4)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.00014760.
(5)
Represents shares of New Adagio Common Stock issuable upon completion of the Business Combination, as described in more details in the proxy statement/prospectus, to holders of shares of common stock of Adagio Medical, Inc. (“Adagio”), par value $0.001 per share (the “Adagio Common Stock”), or holders of in-the-money options of Adagio exercising such options for Adagio Common Stock prior to Closing.

(6)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. Adagio is a private company, and no market exists for its securities. Adagio has an accumulated capital deficit; therefore, pursuant to Rule 457(f)(2) under the Securities Act, the proposed maximum offering price is one-third of the aggregate par value of the shares of Adagio Common Stock being acquired in the Business Combination, which is calculated by taking one-third of the product of the par value of $0.001 and the maximum number of shares of Adagio Common Stock that may be exchanged in the merger, or 2,400,000 shares of Adagio Common Stock.